SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:


( )  Preliminary Proxy Statement
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                            F&M NATIONAL CORPORATION
                (Name of Registrant as Specified in its Charter)

                            F&M NATIONAL CORPORATION
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

(X)  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-7(i)(1), or 14a-6(i)(3).

( ) $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

     4)  Proposed maximum aggregate value of transaction:

* Set forth the amount on which the filing fee is calculated and state how it was determined.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:




                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


         The Annual Meeting of Shareholders of F&M NATIONAL CORPORATION (the "Company") will be held at the TraveLodge of Winchester, 160 Front Royal Pike, Winchester, Virginia, on Tuesday, April 23, 1996, at 10 a.m. for the following purposes:

         1. To elect directors to serve for the ensuing year and until their successors are elected and qualified;

         2. To ratify the selection by the Audit Committee of the Board of Directors of Yount, Hyde & Barbour, P. C., independent certified public accountants, as auditors of the Company for 1996, and

         3. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

         Only shareholders of record at the close of business on February 29, 1996, will be entitled to vote at the Annual Meeting.

         Attendance at the Annual Meeting will be limited to shareholders of record, persons holding proxies from shareholders and certain representatives of the press and financial community. If you wish to attend the Annual Meeting, but your shares are held in the name of a broker, bank or other nominee, you should bring with you written confirmation from such nominee of your beneficial ownership.

         You are cordially invited to attend the Annual Meeting in person. Whether or not you plan to attend the meeting, it is important that your shares be represented. Please complete, sign, date and return the enclosed proxy card promptly. If you attend the Annual Meeting, you may withdraw any proxy previously given and vote in person.

         Due to limited seating space, lunch will not be served.

         Following the adjournment of the Annual Meeting, officers and directors of the Company will be available to meet with you.

                                           By Order of the Board of Directors



                                           Alfred B. Whitt
                                           Senior Vice President, Secretary and
                                           Senior Financial Officer


Winchester, Virginia
March 21, 1996


                            F&M NATIONAL CORPORATION

                                 PROXY STATEMENT

                                     GENERAL

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of F&M National Corporation (the "Company") to be voted at the 1996 Annual Meeting of Shareholders to be held Tuesday, April 23, 1996, at 10 a.m. at the TraveLodge of Winchester, 160 Front Royal Pike, Winchester, Virginia, and any adjournment thereof. The distribution of this Proxy Statement and related proxy material will commence on or about March 21, 1996.

VOTING AND REVOCATION OF PROXIES

         All properly executed proxies delivered pursuant to this solicitation will be voted at the Annual Meeting in accordance with instructions noted thereon or, if no direction is indicated, they will be voted in favor of the proposals set forth in the Notice of Annual Meeting. Any shareholder giving a proxy has the power to revoke it at any time before the proxy is voted by giving written notice to the Secretary of the Company, by executing or delivering a substitute proxy or by attending the Annual Meeting and revoking the proxy at the meeting.

VOTING RIGHTS OF SHAREHOLDERS

         Only shareholders of record at the close of business on February 29, 1996, will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. As of the close of business on the record date, 16,517,797 shares of Common Stock, par value $2.00 per share, were outstanding and entitled to vote at the Annual Meeting. The Company has no other class of stock outstanding. Each share of Common Stock will entitle the holder thereof to one vote on all matters to come before the Annual Meeting. A majority of the votes entitled to be cast, represented in person or by proxy, will constitute a quorum for the transaction of business.

SOLICITATION OF PROXIES

         The cost of the solicitation of proxies will be borne by the Company. In addition to solicitation by use of the mails, certain officers and employees of the Company (who will not be compensated in addition to their regular salaries) may solicit proxies personally or by telephone. The Company will reimburse brokerage firms, and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of Company Common Stock.


                      ELECTION OF DIRECTORS - PROPOSAL ONE

         The thirteen persons named below, each of whom currently serves on the Board of Directors, will be nominated to serve as directors until the 1997 Annual Meeting of Shareholders or until their successors have been duly elected and qualified. The persons named in the proxy will vote for the election of the nominees named below unless authority is withheld. If for any reason any of the persons named below should become unavailable to serve, an event which management does not anticipate, proxies will be voted for the remaining nominees and such other person or persons as the Board of Directors may designate.

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE NOMINEES SET FORTH BELOW.

         The thirteen nominees receiving the greatest number of affirmative votes cast at the Annual Meeting will be elected.

                              SERVED AS                   PRINCIPAL OCCUPATION
           NAME (AGE)       DIRECTOR SINCE                DURING PAST FIVE YEARS

Frank Armstrong, III (59)        1985            Chairman, President and Chief
                                                 Executive Officer of National
                                                 Fruit Product Company, Inc.

James L. Bowman (68)             1970            Retired President of Bowman
                                                 Trucking Company; Chairman of
                                                 the Board, F&M
                                                 Bank-Martinsburg.

William H. Clement (68)          1988            Vice Chairman, Hidden Creek
                                                 Industries, Inc.; Retired in
                                                 1995 as Chairman of the Board
                                                 of Automotive Industries, Inc.
                                                 and Vice Chairman of the Board
                                                 of Automotive Industries
                                                 Holding, Inc.

W. M. Feltner (76)               1970            Chairman of the Board and Chief
                                                 Executive Officer of the
                                                 Company; Chairman of the Board
                                                 of F&M Bank-Winchester.

William R. Harris (67)           1986            Chairman of the Board of Harris
                                                 Heating & Plumbing, Inc.;
                                                 Chairman of the Board, F&M
                                                 Bank-Richmond.

L. David Horner, III (61)        1986            Chairman of the Board of Horner
                                                 Properties, Inc.

Jack R. Huyett (63)              1990            President, Chief Administrative
                                                 Officer of the Company since
                                                 1992; President of F&M
                                                 Bank-Blakeley from 1969 to
                                                 1992.

William A. Julias (61)           1980            President of the law firm of
                                                 Julias, Blatt & Wolfe, P.C.;
                                                 Practicing attorney; Chairman
                                                 of the Board of F&M
                                                 Bank-Massanutten.

George L. Romine (84)            1986            Retired Vice President and
                                                 Director of Abex Corporation;
                                                 Retired Executive Director of
                                                 the Winchester-Frederick County
                                                 Economic Development
                                                 Commission.

John S. Scully, III (85)         1970            President of Winchester Cold
                                                 Storage Co., Inc.

J. D. Shockey, Jr. (53)          1970            President of Shockey
                                                 Industries, Inc., a general
                                                 construction contractor.

Fred G. Wayland, Jr. (67)        1994            Retired in 1992 as President
                                                 and Chief Executive Officer of
                                                 PNB Financial Corporation.

C. Ridgely White (84)            1970            Retired Chairman of the Board
                                                 of J. V. Arthur, Inc., a
                                                 general insurance brokerage
                                                 firm; Vice Chairman of the
                                                 Board of F&M National
                                                 Corporation.

BOARD OF DIRECTORS AND COMMITTEES

         During 1995, the Board of Directors held twelve regular monthly meetings. There were no special Board meetings held. All members of the Board attended at least 75%, in the aggregate, of the meetings of the Board and committees on which they served. The standing committees of the Board of Directors are the Executive Committee, the Audit Committee, the Nominating Committee, and the Human Resources Committee.

         Executive Committee. The members of the Executive Committee for 1995 were Messrs. White, Harris, Romine, Feltner, Huyett, and Mrs. Carroll. The Company Bylaws empower the Executive Committee to exercise the full authority of the Board of Directors when it is not in session, except as otherwise provided in the Virginia Stock Corporation Act.

         Audit Committee. The Audit Committee, whose members were Messrs. Armstrong, Bowman, Horner, Romine, and Scully, recommends the independent auditors to be selected by the Board, discusses with the independent auditors the scope of their proposed audit, reviews the audit reports, discusses with management the implementation of the auditors' recommendations, reviews the fee of the independent auditors for audit and non-audit services, reviews the adequacy of the Company's system of internal accounting controls and reviews reports of audit activities performed by the Company's staff of internal auditors. This committee met four times during 1995.

         Nominating Committee. The Nominating Committee was composed of Messrs. Clement, Romine, Harris, and White. The Nominating Committee recommends to the Board of Directors candidates for election as directors of the Company. This committee met once during 1995.

         Human Resources Committee. The members of the Human Resources Committee were Messrs. White, Clement, Romine, and Shockey. The primary responsibilities of this committee are to review and recommend to the Board of Directors compensation of senior management. This committee also administers cash awards made under the Company's Officers' Incentive Bonus Plan and the granting of stock options under the Company's stock option plan. This committee met once during 1995.



DIRECTORS' FEES

         During 1995, each director received $500 for each Board meeting attended, and each nonemployee director received, in addition, an annual retainer of $6,500. Board members were not compensated for committee meetings attended, except that members of the Audit Committee and the Human Resources Committee received $200 for each committee meeting attended. Directors also received $1,200 annually to cover travel, lodging, and related expenses incurred in attending Board and committee meetings.


                                         OWNERSHIP OF COMPANY COMMON STOCK

         The following table sets forth, as of February 29, 1996, certain information with respect to the beneficial ownership of Company Common Stock held by each director and nominee and each executive officer named in the Summary Compensation Table below, and by the directors and all executive officers as a group.

         As of February 29, 1996, no person beneficially owned 5% or more of the Company's Common Stock. Mr. Bowman is the only director who beneficially owned more than 1% of the Company's Common Stock. His percentage ownership as of February 29, 1996 was 1.69%, and the directors and all executive officers as a group beneficially owned as of that date 7.38% of the outstanding shares of Common Stock.

                                                                   STOCK
                NAME                                            OWNERSHIP (1)

           Frank Armstrong, III.............................      17,540
           James L. Bowman..................................     278,756
           William H. Clement...............................      67,771
           W. M. Feltner....................................     139,350 (2)
           William R. Harris................................     104,668
           L. David Horner, III.............................      98,048
           Jack R. Huyett...................................      96,374 (2)
           William A. Julias................................      57,612
           George L. Romine.................................      24,851
           John S. Scully, III..............................      86,643
           J. D. Shockey, Jr. ..............................      29,718
           Fred G. Wayland, Jr..............................       7,592
           C. Ridgely White.................................      41,315
           Betty H. Carroll.................................      71,033 (2)
           Alfred B. Whitt..................................      65,085 (2)
           F. Dixon Whitworth, Jr. .........................      32,618 (2)
           All Directors & Executive Officers as a Group....   1,218,974

(1) Includes shares held jointly with spouse and/or as custodian under the Virginia Uniform Gifts to Minors Act and as trustee under the terms of certain trusts.

(2) Includes 45,500 shares issuable to Mr. Feltner, 18,137 shares issuable to Mr. Huyett, 26,838 shares issuable to Mrs. Carroll, 25,301 shares issuable to Mr. Whitt, and 9,471 shares issuable to Mr. Whitworth under the Company's 1992 and 1982 Incentive and Non-Qualified Stock Option Plans.


                             EXECUTIVE COMPENSATION

            The table below sets forth certain information concerning the annual and long-term compensation earned by the Chief Executive Officer and the other four most highly compensated executive officers of the Company (collectively, the "Named Officers") for each of the past three years.



                           SUMMARY COMPENSATION TABLE

                                                                                      LONG-TERM
                                                                                    COMPENSATION
                                                                                     SECURITIES
        NAME AND                          ANNUAL COMPENSATION                        UNDERLYING            ALL OTHER
   PRINCIPAL POSITION        YEAR      SALARY(1)        BONUS        OTHER(2)        OPTIONS(3)         COMPENSATION(4)
W. M. Feltner                1995       $507,200      $180,000          --              10,000               $  9,346
   Chairman of the           1994        407,200       150,000          --              10,000                  9,225
   Board/Chief               1993        357,200       110,000          --              10,000                 21,734
   Executive Officer

Jack R. Huyett               1995       $207,200      $ 65,000          --               5,000               $  9,346
   President/Chief           1994        172,200        55,000          --               5,000                  9,225
   Administrative            1993        132,200        35,000          --                  --                 16,409
   Officer

Betty H. Carroll             1995       $207,200      $ 64,000          --               5,000               $  9,346
   Senior Vice President/    1994        197,200        54,000          --               5,000                  9,225
   President/CEO, F&M        1993        182,200        43,000          --                  --                 21,921
   Bank-Winchester

Alfred B. Whitt              1995       $157,200      $ 45,000          --               5,000               $  9,346
   Senior Vice President/    1994        142,200        37,500          --               5,000                  9,225
   Senior Financial          1993        117,200        30,000          --                  --                 13,420
   Officer/Secretary

F. Dixon Whitworth, Jr.      1995       $132,200      $ 28,000          --               1,000               $  9,315
   Executive Vice            1994        127,200        22,500          --               1,000                  8,988
   President                 1993        119,700        20,000          --                  --                 12,512


(1)  Includes directors' fees.

(2) Each Named Officer received certain perquisites and other personal benefits, the amounts of which are not shown because the aggregate amount of such compensation during the year did not exceed the lesser of $50,000 or 10% of total salary and bonus reported for such executive officer.

(3) The Company's stock option plan does not permit grants of restricted stock, and this plan is the Company's only stock-based long term compensation plan currently in effect.

(4) These amounts represent Company contributions allocated under the Company's 401(k) Retirement Plan and the Company's Employee Stock Ownership Plan, respectively, to the Named Officers for 1995 in the following amounts: W. M. Feltner, $1,846 and $7,500; Jack R. Huyett, $1,846 and $7,500; Betty H. Carroll, $1,846 and $7,500; Alfred B. Whitt, $1,846 and $7,500; and F. Dixon Whitworth, Jr., $1,815 and $7,500.


                           STOCK OPTION GRANTS IN 1995

         The Company's stock option plan provides for the granting of both incentive and non-qualified stock options to executive officers and key employees of the Company and its subsidiaries. While the option price of incentive options may not be less than the fair market value of the stock at the date of grant, non-qualified options may be granted at prices less than the fair market value of the Common Stock on the date of grant, but in no event at an exercise price less than one-half of the market price on the date of grant.

         The following table provides certain information concerning stock options granted during 1995 to the Named Officers. No stock appreciation rights may be granted under the Company's stock option plan.





                                INDIVIDUAL GRANTS

                                      PERCENT OF
                        NUMBER OF       TOTAL
                         SHARES        OPTIONS                   MARKET
                       UNDERLYING     GRANTED TO    EXERCISE      PRICE                                POTENTIAL
                         OPTIONS      EMPLOYEES    PRICE PER    ON GRANT    EXPIRATION           REALIZABLE VALUE (2)
        NAME           GRANTED(1)      IN 1995       SHARE        DATE        DATE             0%           5%           10%
        ----           ----------      -------       -----        ----         ----            --           --           ---
W. M. Feltner           10,000          38.5%       $7.94        $15.875     1/3/05         $79,400     $123,175      $187,221
Jack R. Huyett           5,000          19.2        $7.94         15.875     1/3/05          39,700       61,588        93,611
Betty H. Carroll         5,000          19.2        $7.94         15.875     1/3/05          39,700       61,588        93,611
Alfred B. Whitt          5,000          19.2        $7.94         15.875     1/3/05          39,700       61,588        93,611
F. Dixon
   Whitworth Jr.         1,000           3.5        $7.94         15.875     1/3/05           7,940       12,318        18,722



(1) The stock options granted during 1995 to the Named Officers were granted on January 3, 1995, and first became exercisable on that date.

(2) Potential realizable value at the assumed annual rates of stock price appreciation based on actual option term (10 years) and annual compounding as suggested by the Securities and Exchange Commission rules.

           STOCK OPTIONS EXERCISES IN 1995 AND YEAR-END OPTION VALUES

         The following table shows certain information with respect to the stock options exercised during 1995 and the number and value of unexercised options at year-end.


                                                                            NUMBER OF                  VALUE OF
                                                                        SHARES UNDERLYING            UNEXERCISED
                                     NUMBER OF                             UNEXERCISED               IN-THE-MONEY
                                  SHARES ACQUIRED        VALUE             OPTIONS AT                 OPTIONS AT
      NAME                          ON EXERCISE       REALIZED(1)     DECEMBER 31, 1995(2)       DECEMBER 31, 1995(3)
      ----                          -----------       -----------     --------------------       --------------------
W. M. Feltner                              0          $       0               30,500                   $363,000
Jack R. Huyett                             0                  0               10,637                    128,390
Betty H. Carroll                           0                  0               21,900                    273,238
Alfred B. Whitt                          512              6,524               17,801                    215,818
F. Dixon Whitworth Jr.                   512              7,100                6,971                     84,742


(1) Market value of underlying shares on the date of exercise, minus the option exercise price.

(2) All the stock options shown for each Named Officer are currently exercisable.

(3) Values are calculated by subtracting the exercise price from the fair market value of the stock at December 31, 1995.

EMPLOYMENT ARRANGEMENTS

         The Company has employment agreements with certain executive officers, including Mrs. Carroll and Messrs. Huyett, Whitt, Whitworth and 21 senior officers that become effective upon a change in control of the Company. In the case of the Named Officers, with the exception of Mr. Feltner, the Company or its successor agrees to continue these officers in its employ for a term of three years after the date of a change in control. During the contract term, these officers will retain commensurate authority and responsibilities and compensation benefits. They will receive base salaries at least equal to the immediate prior year and bonuses at least equal to the annual bonus paid prior to the change in control. If the officer's employment is terminated during the three years other than for cause or disability as defined in the agreement, or if the officer should terminate employment because a material term of the contract is breached by the Company, the officer will be entitled to a lump sum payment, in cash, within thirty days after the date of termination. This lump sum will be equal to two times the sum of the officer's base salary, annual bonus, and equivalent benefits.


           HUMAN RESOURCES COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Human Resources Committee of the Board of Directors of the Company (the "Committee") has furnished the following report on executive compensation:

         The Committee has developed and implemented compensation policies and plans which seek to enhance the profitability of the Company and, thus, shareholder value. In furtherance of these goals, the policies and plans are designed to provide competitive levels of compensation that rely on annual and longer term incentive compensation to attract and retain corporate officers and other key employees of outstanding abilities and to motivate them to perform to the full extent of their abilities. Both types of incentive compensation are variable and closely tied to corporate and individual performance in a manner that encourages a continuing focus on building profitability and shareholder value.

         In its review of management performance and compensation, the Committee has taken into account management's consistent commitment to the long-term success of the Company. Based on its evaluation of these factors, the Committee believes that the senior management of the Company is dedicated to achieving significant improvements in long-term financial performance and that the compensation policies and plans the Committee has implemented and administered have contributed to achieving this management focus.

         Compensation for each of the Named Officers, as well as other senior executives, consists of a base salary and annual and longer term incentive compensation. The Committee fixes base salaries at levels that are competitive or somewhat below the competitive amounts paid to senior executives with comparable qualifications, experience, and responsibilities, after comparing salary ranges of other bank holding companies and other large locally headquartered companies. The annual incentive compensation is approved as a percentage of the net income of the Company. The longer-term incentive compensation is closely tied to the Company's success in achieving significant financial performance goals. The Committee considers the total compensation (earned or potentially available) of each of the Named Officers and the other senior executives in establishing each element of compensation.

         During the fourth quarter of each year, the Chief Executive Officer submits to the Committee the annual salaries for the past three years for the Company's senior executives (other than the Chief Executive Officer), and the Committee reviews the salaries and responsibilities of the officers, and makes any modifications it deems appropriate. Salary proposals are developed by the Company's Chief Executive Officer based on industry peer groups, surveys, and performance judgments as to the past and expected future contributions of the individual senior executives.

         In addition to internal measurements and goals, the Committee considers return on average assets (ROAA) and growth in total assets when evaluating the performance of executive officers. ROAA is a measure used in the industry to compare the profitability of banking companies. For the year ended December 31, 1994, the Company's ROAA was 1.32%, compared to 1.04% for its 115 Peer Group Banks (115 financial institutions, like the Company, between $1 billion and $3 billion in asset size, as supplied by the Federal Reserve Board's Division of Banking). During the same period, the Company's total assets grew at 17.92%, compared to 12.58% for the Peer Group Banks. For a four-year average comparison of the Company's performance to the Peer Group Banks, please see the table on page 11.

CEO COMPENSATION

         The Committee reviews and fixes the base salary of the Chief Executive Officer based on similar competitive compensation data similar to senior executives and the Committee's assessment of his past performance and its expectation as to his future contributions in leading the Company.

         Although the 1995 salary increase and option grant were not measured upon the attainment of any specific goals by the Company, the Committee, in its discretion and judgment in making these decisions, took into consideration his individual contribution to the Company's performance for the prior fiscal year reflected by: (1) a $1,963,000 increase in net income, and (2) a $4,169,000 increase in shareholders' equity. Asset growth of the Company for 1994 exceeded $249,000,000 or 17.8%. Peer group banks at December 31, 1994, increased in assets by 12.58%. Although the Committee, in establishing this salary, uses a subjective approach and does not rely on a formula or weights of specific factors, it carefully considers all the factors listed above.

ANNUAL INCENTIVES

         The Incentive Compensation Plan stresses rewards for achievement of goals set each year. Financial goals include operating earnings and return on shareholder equity. The formula for 1995 was adopted by the Board of Directors and was as follows: 12% of net income in excess of 10% return on equity capital, plus 6% of net income in excess of 11.5% return on equity capital. At the end of each year, this formula defines the total fund available for distribution as bonuses.

         The Committee distributes the incentive fund to eligible employees based on the Committee's subjective evaluation of individual performance and contribution to the Company and recommendations by certain senior officers.

         In determining the awards for 1995 from the incentive fund to other eligible employees, including the Named Officers other than the Chief Executive Officer, the Committee reviewed with the Chief Executive Officer recommendations based on individual performance, as well as its evaluation of factors substantially comparable to those considered in establishing the award for the Chief Executive Officer.

         In determining the Chief Executive Officer's award for 1995, in addition to the factors discussed above, the Committee considered its evaluation of the Company's performance and the state of the economy in the Company's service area. The growth of the Company for the nine months ending September 30, 1995, was 9.0% or $157,496,000. Net income growth was 16.1% for the same time period. It considered these factors both on an absolute basis and relative to the performance of the Company's peers.

STOCK INCENTIVES

         The Committee considered the desirability of granting awards under the Company's 1992 Incentive and Non-Qualified Stock Option Plan which provides the Committee the flexibility to grant longer-term incentives in stock options. The Committee believes that its past grant of options have successfully focused the Company's senior management on building profitability and shareholder value. Stock options were granted for 1995 and are reflected in the table, "Stock Option Grants in 1995."

         The awards were based, among other things, on a review of competitive compensation data from selected peer companies and information on their total compensation as well as the Committee's perception of their past and expected future contributions to the Company's achievement of its long-term goals. Like other compensation decisions, the Committee does not use a formula or weight specific factors in recommending stock options awards, but rather relies on its own subjective evaluation.

         The foregoing report has been furnished by Messrs. White, Clement, Romine, and Shockey.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During 1995 and up to the present time, there were transactions between certain of the Company's banking subsidiaries and certain members of the Human Resources Committee, or their associates, all consisting of extensions of credit by the banks in the ordinary course of business. Each transaction was made on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with the general public. In the opinion of management, none of the transactions involve more than the normal risk of collectibility or present other unfavorable features.

         None of the members of the Human Resources Committee has served as an officer or employee of the Company or any of its affiliates.


                               SHAREHOLDER RETURN

         The Company is subject to the rules of the Securities and Exchange Commission (the "SEC") that require all public companies to present a graph of total investment return in their annual proxy statements. The rules require a line graph which compares the Company's five-year cumulative shareholder return on its Common Stock with the Standard's & Poor's ("S&P") 500 Stock Index and either a published industry index or an index of peer companies selected by the Company. The graph below presents a comparison of the Company's performance with the S&P 500 Stock Index and the SNL Securities $1 to $5 Billion Bank Index (the "SNL $1B-$5B Bank Index"), assuming that investments of $100 were made on December 31, 1990, and that dividends were reinvested. SNL Securities, based in Charlottesville, Virginia, is a research and publishing firm specializing in the collection and dissemination of data on the financial services industry.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG
    F&M NATIONAL CORPORATION, S&P 500 STOCK INDEX AND THE SNL $1B-$5B BANK INDEX



                                 (insert graph)


                            1990    1991      1992      1993      1994    1995


SNL $1B - $5B Bank Index     100    149.53   217.07    260.24    274.26   379.46
F&M National Corporation     100    124.07   210.33    207.32    215.07   280.86
S&P 500 Stock Index          100    130.48   140.41    154.57    156.29   210.57


         While the growth in the Company's stock price over the past five years has lagged behind the peer group, the Company has outperformed the S&P 500 Stock Index. The Company has outperformed its peer group for the last four years according to other measurements. A review of certain performance measurements for the four-year period ending September 30, 1995, for the 108 Peer Group Banks with assets ranging from $1 billion to $3 billion, as furnished by the Federal Reserve System, indicates that the Company's performance compares favorably to this peer group. The table below presents a comparison of selected annual performance measurements, averages for the four-year period ending September 30, 1995, for the Company and the Peer Group Banks.


                                                                   PEER GROUP
                                                         FINANCIAL INSTITUTIONS
                            F&M NATIONAL CORPORATION     BETWEEN $1 - $3 BILLION
                            ------------------------     -----------------------

Return on assets                      1.36%                          0.97%
Asset growth                         18.28%                         10.45%
Equity capital to assets             10.06%                          8.22%
Cash dividend/net income             45.19%                         26.51%
Overhead expense/assets               3.26%                          3.48%


           INTEREST OF DIRECTORS AND OFFICERS IN CERTAIN TRANSACTIONS

         During 1995, the Company's banking subsidiaries extended credit to directors and officers of the Company and its subsidiaries. All such loans (i) were made in the ordinary course of business, (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and (iii) did not involve more than the normal risk of collectibility or present unfavorable features.

         The banking subsidiaries of the Company, pursuant to the Company's employee loan policy, make individual general purpose loans on a nondiscriminatory basis to employees of subsidiaries at interest rates below those for comparable transactions with other persons. No such loans were outstanding to any officer or director of the Company during 1995. The banking subsidiaries are prohibited from making loans, with the exception of residential mortgages and educational loans, to executive officers in excess of certain dollar limits fixed by banking laws.

         William A. Julias, a director of the Company, is also Chairman of the Board of F&M Bank-Massanutten, a subsidiary of the Company. He is President of the Harrisonburg, Virginia, law firm of Julias, Blatt & Wolfe, P.C., which serves as legal counsel for that bank. J. D. Shockey, Jr., a director of the Company and F&M Bank-Winchester, performed work for F&M Bank-Winchester during 1995 with the renovation of the 9 Court Square Complex which is under contract with Shockey Industries, Inc.

COMPLIANCE WITH STOCK OWNERSHIP REPORTING REQUIREMENTS

         Pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, directors and executive officers of the Company are required to file reports with the SEC indicating their holdings of and transactions in the Company's stock. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, insiders of the Company complied with all filing requirements during 1995.


             INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS - PROPOSAL TWO

         The Board of Directors, upon recommendation of the Audit Committee, has appointed Yount, Hyde & Barbour, P. C., as the Company's independent public accountants for the year ending December 31, 1996, and has further directed that management submit the selection of independent public accountants for ratification by the shareholders at the Annual Meeting. Yount, Hyde & Barbour,
P. C., has been serving the Company for many years. This firm has advised the Company that neither the firm nor any member of the firm now has, or has held during the past five years, any direct or indirect financial interest in the Company or any of its subsidiaries. Representatives of the firm are expected to be present at the Annual Meeting and will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.


                                  OTHER MATTERS

         As of the date of this Proxy Statement, management of the Company has no knowledge of any matters to be presented for consideration at the Annual Meeting other than those referred to above. If any other matter properly comes before the Annual Meeting, the persons named in the accompanying proxy intend to vote such proxy, to the extent entitled, in accordance with their best judgment.


                      PROPOSALS FOR THE 1997 ANNUAL MEETING

         The Company's Bylaws provide that, in addition to any other applicable requirements, for business (including shareholder nominations of Director candidates) to be properly brought before the Annual Meeting by a shareholder, the shareholder must give timely notice in writing to the Secretary of the Company at least 90 days prior to the Annual Meeting. As to each matter, the notice must comply with certain informational requirements set forth in the Bylaws.

         In order for a shareholder proposal to be considered for possible inclusion in the 1997 Proxy Statement, it must be received by the Secretary of the Company no later than November 18, 1996.


                           ANNUAL REPORT ON FORM 10-K

         A copy of the Company's Annual Report on Form 10-K for 1995 filed with the SEC, excluding exhibits, can be obtained without charge by writing to Alfred
B. Whitt, Senior Vice President and Secretary, F&M National Corporation, P.O. Box 2800, Winchester, Virginia 22604.

                                             By Order of the Board of Directors

                                             Alfred B. Whitt
                                             Senior Vice President and Secretary

Winchester, Virginia
March 21, 1996



INSTRUCTIONS AND MAP TO TRAVELODGE OF WINCHESTER

COMING FROM TOWN.

Take Route 50 East. After you cross over Interstate I-81, turn right at stoplight onto Route 522 South. TraveLodge will be on the right.

COMING FROM THE SOUTH ON I-81 (I.E., TRAVELING NORTHBOUND). EXIT 313.

Take Exit 313 for Route 50 in Winchester. After coming off the Exit, continue straight through stoplight across Route 50 (and onto Route 522 South). TraveLodge will be on the right after going through the intersection.

COMING FROM THE NORTH ON I-81 (I.E., TRAVELING SOUTHBOUND). EXIT 313-A.

Take Exit 313-A onto Route 50 East in Winchester. At stoplight, turn right onto Route 522. TraveLodge will be on the right.

PLEASE USE "BANQUET ROOM" ENTRANCE.

TraveLodge's address is 160 Front Royal Pike, Winchester, VA  22602.
Telephone: 540-665-0685



                            F&M NATIONAL CORPORATION

           This Proxy is solicited on behalf of the board of directors

         The undersigned, revoking all prior proxies, hereby appoints GEORGE L. ROMINE, C. D. BOYER, JR., and ALICE JANE CHILDS as proxies, and each or any of them with full power of substitution, to represent the undersigned and vote, as designated below, all the shares of Common Stock of F&M National Corporation held of record by the undersigned on February 29, 1996, at the Annual Meeting of Shareholders to be held April 23, 1996, or any adjournment thereof on each of the following matters:

1. Election of directors.

[ ]  FOR all Nominees listed below          [  ]  WITHHOLD AUTHORITY
     (except as marked to the                     (to vote for all nominees
     contrary below)                              listed below)

Frank Armstrong, III; James L. Bowman; William H. Clement; W. M. Feltner; William R. Harris; L. David Horner, III; Jack R. Huyett; William A. Julias; George L. Romine; John S. Scully, III; J. D. Shockey, Jr.; Fred G. Wayland, Jr.; and C. Ridgely White.

     INSTRUCTIONS:     To withhold  authority  to vote for any  individual
nominee,  print the name of the nominee in the space provided below.

--------------------------------------------------------------------------------

2. To ratify the selection by the Audit Committee of the Board of Directors of Yount, Hyde & Barbour, P.C., independent certified public accountants, as auditors of the Company for 1996.

           [  ]  FOR             [  ]  AGAINST            [  ]  ABSTAIN

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. The Board of Directors has not been notified of any such matters.

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" EACH PROPOSAL. ALL JOINT OWNERS MUST SIGN.

         PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON THE REVERSE SIDE OF THIS PROXY CARD. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.


DATED ______________________              ______________________________________
                                          SIGNATURE
---------------------
NUMBER OF SHARES                          --------------------------------------
                                          SIGNATURE (IF JOINTLY OWNED)

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PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

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